Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

December 31, 2008

TABLE OF CONTENTS

1.	Fourth Quarter 2008 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	2008 Significant Acquisitions and Dispositions	15

6.	Real Estate Status Report	16

7.	Retail Leasing Summary	18

8.	Lease Expirations	19

9.	Portfolio Leased Statistics	20

10.	Summary of Top 25 Tenants	21

11.	Reconciliation of Net Income to FFO Guidance	22

12.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	23
	Summary of Outstanding Debt and Debt Maturities	24
	Real Estate Status Report	25

13.	Glossary of Terms	26

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2008, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2008.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2008 OPERATING RESULTS

ROCKVILLE, Md. (February 18, 2009) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2008.

Financial Results

Federal Realty generated funds from operations available for common shareholders (FFO) of $58.8 million, or $0.99 per diluted share, in fourth quarter 2008 and FFO of $229.2 million, or $3.87 per diluted share, for the year ended December 31, 2008. Excluding a $1.6 million charge associated with the settlement of a litigation matter relating to a shopping center in New Jersey, FFO was $1.02 per diluted share for fourth quarter 2008 and $3.89 per diluted share for year-end 2008. This compares to FFO of $52.8 million, or $0.92 per diluted share, in fourth quarter 2007 and FFO of $206.8 million, or $3.63 per diluted share, for the year ended December 31, 2007.

Net income available for common shareholders was $33.6 million and earnings per diluted share was $0.57 for the quarter ended December 31, 2008 versus $122.0 million and $2.14, respectively, for fourth quarter 2007. Fourth quarter 2007 earnings included a gain on sale of $95.8 million ($1.68 per diluted share) primarily from the sale of leasehold interests in six properties in October 2007. For the full year 2008, Federal Realty reported net income available for common shareholders of $129.2 million, or $2.19 per diluted share. This compares to net income available for common shareholders of $195.1 million, or $3.45 per diluted share, for the year ended December 31, 2007.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2008 OPERATING RESULTS

February 18, 2009

Portfolio Results

In fourth quarter 2008, same-center property operating income, including redevelopment and expansion properties, increased 5.5% over fourth quarter 2007. When redevelopment and expansion properties are excluded from same-center results, property operating income for fourth quarter 2008 increased 1.7% compared over fourth quarter 2007. On an annual basis, same-center property operating income in 2008 increased 4.2% including redevelopments and expansions, and 1.2% excluding redevelopments and expansions.

The overall portfolio was 95.0% leased as of December 31, 2008, compared to 95.5% on September 30, 2008 and 96.7% on December 31, 2007. Federal Realty’s same-center portfolio was 95.4% leased on December 31, 2008, compared to 96.0% on September 30, 2008 and 97.0% on December 31, 2007.

During fourth quarter 2008, the Trust signed 78 leases for 334,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 330,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 13%. The average contractual rent on this comparable space for the first year of the new lease is $21.62 per square foot compared to the average contractual rent of $19.18 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 24% for fourth quarter 2008.

For all of 2008, Federal Realty signed 300 leases representing 1.2 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 21%, and 36% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $27.33 per square foot compared to the average cash-basis contractual rent of $22.55 per square foot for the last year of the prior lease. As of December 31, 2008, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $21.75 per square foot.

“We are very pleased with our performance in fourth quarter and for full year 2008, particularly given the recessionary environment,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “The retail landscape has clearly continued to deteriorate in 2009, making predictions about the near future particularly difficult. We are, however, confident that the work we’ve done over the past several years in strengthening our balance sheet and focusing internally puts us in the best possible position to work our way through this difficult economic time.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2008 OPERATING RESULTS

February 18, 2009

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.65 per share on its common shares, resulting in an indicated annual rate of $2.60 per share. The regular common dividend will be payable on April 15, 2009 to common shareholders of record on March 19, 2009.

Guidance

Federal Realty established guidance for 2009 FFO per diluted share at a range of $3.80 to $3.92, and announced 2009 earnings per diluted share guidance of $1.93 to $2.05. Guidance for 2009 assumes an $8 million to $9 million ($0.13 to $0.15 diluted per share) impact of addressing our fourth quarter 2009 debt maturities significantly prior to the actual maturity dates. The Trust’s 2009 guidance does not include potential damages associated with the lawsuit related to a property adjacent to Santana Row as further described in Note E (Commitments and Contingencies) of the Trust’s most recent Form 10-Q.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2008 earnings conference call, which is scheduled for February 19, 2009, at 11 a.m. Eastern Standard Time. To participate, please call (866) 783-2138 five to ten minutes prior to the call start time and use the Passcode FRT EARNINGS (required). Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 19, 2009, by dialing (888) 286-8010 and using the Passcode 58226734.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.1 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.0% leased to national, regional, and local retailers as of December 31, 2008, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 41 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2008 OPERATING RESULTS

February 18, 2009

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 27, 2008 and include the following:

¿	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

¿

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

¿	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

¿

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

¿	risks that our growth will be limited if we cannot obtain additional capital;

¿

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

¿

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 27, 2008.

Federal Realty Investment Trust

Summarized Income Statements

December 31, 2008

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$130,432	$122,128	$501,964	$465,728
Other property income	1,998	3,284	14,013	12,834
Mortgage interest income	1,206	1,174	4,548	4,560

Total revenue	133,636	126,586	520,525	483,122

Expenses
Rental expenses	28,724	26,354	109,718	99,363
Real estate taxes	14,408	13,154	55,714	46,897
General and administrative	7,281	7,687	26,732	26,581
Depreciation and amortization	29,218	26,215	111,022	101,633

Total operating expenses	79,631	73,410	303,186	274,474

Operating income	54,005	53,176	217,339	208,648

Other interest income	254	298	916	921
Interest expense	(24,997)	(27,118)	(99,163)	(111,365)
Income from real estate partnership	432	275	1,612	1,395

Income from continuing operations before minority interests	29,694	26,631	120,704	99,599

Minority interests	(1,310)	(1,281)	(5,366)	(5,590)

Income from continuing operations	28,384	25,350	115,338	94,009

Discontinued operations
Income from discontinued operations	207	999	1,877	6,760
Gain on sale of real estate from discontinued operations	5,134	95,819	12,572	94,768

Results from discontinued operations	5,341	96,818	14,449	101,528

Net income	33,725	122,168	129,787	195,537

Dividends on preferred stock	(135)	(135)	(541)	(442)

Net income available for common shareholders	$33,590	$122,033	$129,246	$195,095

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.48	$0.45	$1.96	$1.67
Discontinued operations	0.09	1.71	0.24	1.81

	$0.57	$2.16	$2.20	$3.48

Weighted average number of common shares, basic	58,789	56,526	58,665	56,108

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.48	$0.44	$1.95	$1.65
Discontinued operations	0.09	1.70	0.24	1.80

	$0.57	$2.14	$2.19	$3.45

Weighted average number of common shares, diluted	58,951	56,955	58,914	56,543

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2008

	December 31,
	2008	2007
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,567,035	$3,265,020
Construction-in-progress	106,650	147,925
Assets held for sale (discontinued operations)	—	39,902

	3,673,685	3,452,847
Less accumulated depreciation and amortization	(846,258)	(756,703)

Net real estate	2,827,427	2,696,144

Cash and cash equivalents	15,223	50,691
Accounts and notes receivable	73,688	61,108
Mortgage notes receivable	45,780	40,638
Investment in real estate partnership	29,252	29,646
Prepaid expenses and other assets	101,406	111,070

TOTAL ASSETS	$3,092,776	$2,989,297

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$452,810	$450,084
Notes payable	336,391	210,820
Senior notes and debentures	956,584	977,556
Accounts payable and other liabilities	200,037	204,387

Total liabilities	1,945,822	1,842,847

Minority interests	32,352	31,818

Shareholders’ equity
Preferred stock	9,997	9,997
Common shares and other shareholders’ equity	1,104,605	1,104,635

Total shareholders’ equity	1,114,602	1,114,632

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,092,776	$2,989,297

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2008

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$33,725	$122,168	$129,787	$195,537
Gain on sale of real estate	(5,134)	(95,819)	(12,572)	(94,768)
Depreciation and amortization of real estate assets	27,413	23,656	101,450	95,565
Amortization of initial direct costs of leases	2,330	2,361	8,771	8,473
Depreciation of joint venture real estate assets	339	326	1,331	1,241

Funds from operations	58,673	52,692	228,767	206,048
Dividends on preferred stock	(135)	(135)	(541)	(442)
Income attributable to operating partnership units	243	232	950	1,156

FFO	$58,781	$52,789	$229,176	$206,762

FFO per diluted share (2)	$0.99	$0.92	$3.87	$3.63

Weighted average number of common shares, diluted	59,325	57,336	59,292	56,999

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$29,432	$27,009	$105,512	$102,929
Tenant improvements and incentives	3,254	3,048	18,227	17,855

Total non-maintenance capital expenditures	32,686	30,057	123,739	120,784
Maintenance capital expenditures	5,753	4,667	14,716	11,054

Total capital expenditures	$38,439	$34,724	$138,455	$131,838

Dividends and Payout Ratios
Regular common dividends declared	$38,340	$35,774	$148,444	$135,102

Dividend payout ratio as a percentage of FFO	65%	68%	65%	65%

Notes:

(1)	See Glossary of Terms.
(2)	Excluding a $1.6 million charge associated with the settlement of a litigation matter, FFO per diluted share for the three months and year ended December 31, 2008 was $1.02 and $3.89, respectively.

Federal Realty Investment Trust

Market Data

December 31, 2008

	December 31,
	2008	2007
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	58,986	58,646
Market price per common share	$62.08	$82.15

Common equity market capitalization	$3,661,851	$4,817,769

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

	$3,671,851	$4,827,769

Total debt (3)	1,745,785	1,638,460

Total market capitalization	$5,417,636	$6,466,229

Total debt to market capitalization at then current market price	32%	25%

Total debt to market capitalization at constant common share price of $82.15	26%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	81%	87%
Variable rate debt	19%	13%

	100%	100%

Notes:

(1)	Consists of 60,487,244 shares issued net of 1,501,566 shares held in Treasury as of December 31, 2008. As of December 31, 2007, consists of 60,133,270 shares issued net of 1,487,605 shares held in Treasury. Amounts do not include 373,260 and 380,938 Operating Partnership Units outstanding at December 31, 2008 and 2007, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.4 million which is the Trust's 30% share of the total $81.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2008

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$93,494	$89,046	$366,380	$345,486
Residential (2)	5,356	4,035	18,326	15,312
Cost reimbursements	27,321	24,283	103,381	91,164
Percentage rents	2,986	3,192	8,415	7,884
Other	1,275	1,572	5,462	5,882

Total rental income	$130,432	$122,128	$501,964	$465,728

Notes:

(1)	Minimum rents include $1.6 million and $2.0 million for the three months ended December 31, 2008 and 2007, respectively, and $5.8 million and $8.1 million for the year ended December 31, 2008 and 2007, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.3 million and $0.7 million for the three months ended December 31, 2008 and 2007, respectively, and $2.2 million and $2.9 million for the year ended December 31, 2008 and 2007, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS No. 141.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and for 2008, Arlington East (Bethesda Row). The first rental units at Arlington East were delivered and became rent paying in May 2008. Lease-up of these rental units continued through 2008.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

December 31, 2008

	Maturity date	Stated interest rate as of December 31, 2008	Balance as of December 31, 2008		Weighted average effective rate at December 31, 2008 (k)
			(in thousands)
Mortgage loans (a)
Secured fixed rate
Mercer Mall (b)	04/01/09	8.375%	$4,370
Federal Plaza	06/01/11	6.750%	33,128
Tysons Station	09/01/11	7.400%	6,070
Courtyard Shops	07/01/12	6.870%	7,731
Bethesda Row	01/01/13	5.370%	19,996
Bethesda Row	02/01/13	5.050%	4,437
White Marsh Plaza (c)	04/01/13	6.040%	10,122
Crow Canyon	08/11/13	5.400%	21,214
Melville Mall (d)	09/01/14	5.250%	24,456
THE AVENUE at White Marsh	01/01/15	5.460%	60,016
Barracks Road	11/01/15	7.950%	41,368
Hauppauge	11/01/15	7.950%	15,595
Lawrence Park	11/01/15	7.950%	29,322
Wildwood	11/01/15	7.950%	25,773
Wynnewood	11/01/15	7.950%	29,882
Brick Plaza	11/01/15	7.415%	30,633
Shoppers’ World	01/31/21	5.910%	5,865
Mount Vernon (e)	04/15/28	5.660%	11,640
Chelsea	01/15/31	5.360%	8,101

Subtotal			389,719
Net unamortized discount			(401)

Total mortgage loans			389,318		6.80%

Notes payable
Unsecured fixed rate
Other	04/01/12	6.500%	2,296
Perring Plaza renovation	01/31/13	10.000%	1,195
Unsecured variable rate
Term loan (f)	11/06/09	LIBOR + 0.575%	200,000
Revolving credit facility (g)	07/27/10	LIBOR + 0.425%	123,500
Escondido (Municipal bonds) (h)	10/01/16	1.878%	9,400

Total notes payable			336,391		2.64	% (l)

Senior notes and debentures
Unsecured fixed rate
8.75% notes (i)	12/01/09	8.750%	175,000
4.50% notes	02/15/11	4.500%	75,000
6.00% notes	07/15/12	6.000%	175,000
5.40% notes	12/01/13	5.400%	135,000
5.65% notes	06/01/16	5.650%	125,000
6.20% notes	01/15/17	6.200%	200,000
7.48% debentures (j)	08/15/26	7.480%	29,200
6.82% medium term notes	08/01/27	6.820%	40,000

Subtotal			954,200
Net unamortized premium			2,384

Total senior notes and debentures			956,584		6.42%

Capital lease obligations
Various	Various through 2106	Various	63,492		6.94%
Total debt and capital lease obligations			$1,745,785

Total fixed rate debt and capital lease obligations			$1,412,885	81%	6.55%
Total variable rate debt			332,900	19%	2.59	% (l)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,745,785	100%	5.80%

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (m)	3.29x	5.84x	3.17x	3.26x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (m)	3.09x	2.66x	3.05x	2.52x

Notes:

(a)	Mortgage loans do not include our 30% share ($24.4 million) of the $81.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	On January 5, 2009, we repaid the $4.4 million mortgage with funds borrowed on our $300 million revolving credit facility.
(c)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(d)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(e)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(f)	In July 2008, we exercised our option and extended the maturity date to November 6, 2009. On February 21, 2008, we entered into two interest rate swap agreements to fix the variable portion of this debt through November 6, 2008. The first swap fixed the variable rate at 2.725% on a notional amount of $100 million and the second swap fixed the variable rate at 2.852% on a notional amount of $100 million for a combined fixed rate of 2.789% through November 6, 2008. The weighted average effective rate, before amortization of debt fees, was 3.21% and 3.56% for the three months and year ended December 31, 2008, respectively.
(g)	The weighted average effective interest rate, before amortization of debt fees, was 3.07% and 3.04% for the three months and year ended December 31, 2008, respectively. This credit facility matures on July 27, 2010, subject to a one-year extension at our option.
(h)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(i)	On January 12, 2009 and February 5, 2009, we purchased and retired $5.0 million and $0.9 million, respectively, of the outstanding $175.0 million balance using funds borrowed on our $300 million revolving credit facility.
(j)	On August 15, 2008, one of the holders redeemed $20.8 million of the outstanding $50.0 million balance. The notice period for additional redemptions has expired.
(k)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(l)	The weighted average effective interest rate excludes $0.1 million in quarterly financing fees on our revolving credit facility which had a $123.5 million balance on December 31, 2008.
(m)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $5.1 million and $12.6 million in gain on sale for the three months and year ended December 31, 2008, and $95.8 million and $94.8 million in gain on sale for the three months and year ended December 31, 2007, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2008

DEBT MATURITIES

(in thousands)
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2009	$9,414	$379,348	(1)	$388,762		22.3%	22.3%
2010	9,880	123,500		133,380	(2)	7.6%	29.9%
2011	9,906	112,252		122,158		7.0%	36.9%
2012	9,973	181,916		191,889		11.0%	47.9%
2013	9,215	186,884		196,099		11.2%	59.1%
2014	9,164	20,127		29,291		1.7%	60.8%
2015	6,924	198,391		205,315		11.8%	72.6%
2016	2,976	134,400		137,376		7.9%	80.5%
2017	3,184	200,000		203,184		11.7%	92.2%
2018	3,400	—		3,400		0.2%	92.4%
Thereafter	60,072	72,876		132,948		7.6%	100.0%

Total	$134,108	$1,609,694		$1,743,802	(3)	100.0%

Notes:

(1)	On January 5, 2009, we repaid the $4.4 million mortgage loan on Mercer Mall. On January 12, 2009 and February 5, 2009, we purchased and retired $5.0 million and $0.9 million, respectively, of the outstanding $175.0 million balance on our 8.75% notes. All repayments were made using funds borrowed on our $300 million revolving credit facility.
(2)	Our $300 million four-year revolving credit facility matures on July 27, 2010, subject to a one-year extension at our option. As of December 31, 2008, there was $123.5 million drawn under this credit facility.
(3)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of December 31, 2008.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

December 31, 2008

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2008 (3)
Bethesda Row (Arlington East)	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	8%	$83	$81
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, façade renovation and site improvements	11%	$9	$8

Subtotal: Projects Stabilized in 2008 (3) (4)			8%	$92	$89

Projects Anticipated to Stabilize in 2009 (3) (5)
Santana Row	San Jose, CA	5-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	8%	$42	$14
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16	$14
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	10%	$8	$6
Village of Shirlington—Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$4

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4) (5)			10%	$73	$38

Projects Anticipated to Stabilize in 2010 (3)
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$—
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center, and 2 additional ground level retail spaces.	10%	$14	$1

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			10%	$16	$1

Total: Projects Anticipated to Stabilize in 2008, 2009 and 2010 (3) (4)			9%	$181	$128

Potential future redevelopment pipeline includes (6):

Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Barracks Road	Charlottesville, VA	Anchor re-tenanting, pad re-tenanting, and site improvements
Bethesda Row	Bethesda, MD	Acquire and develop ground floor retail space in a new Class A office building
Brick Plaza	Brick, NJ	Redevelopment and expansion of existing pad site, plus additional pad site
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Langhorne	Levittown, PA	Pad site addition
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Westgate	San Jose, CA	Convert 30,000 square feet of basement space to leasable area

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

2008 Significant Acquisitions and Dispositions

Through December 31, 2008

Federal Realty Investment Trust Significant Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
			(in square feet)	(in millions)
May 30, 2008	Del Mar Village	Boca Raton, FL	154,000	$41.7		Winn Dixie & CVS
July 11, 2008	7015 & 7045 Beracasa Way (Del Mar Village)	Boca Raton, FL	24,000	6.7
July 16, 2008	Chelsea Commons Phase II (Chelsea Commons)	Chelsea, MA	26,000	8.0
September 4, 2008	Courtyard Shops	Wellington, FL	127,000	37.9		Publix
September 25 and 30, 2008	Bethesda Row	Bethesda, MD	N/A	38.8	(1)

			331,000	$133.1

Federal Realty Investment Trust Significant Dispositions

Date	Property	City / State	GLA	Sales price
September 25 and 30, 2008	Four Land Parcels:			$38.8	(1)
	The Shoppes at Nottingham Square	White Marsh, MD	134,000
	White Marsh Other	White Marsh, MD	3,000
	White Marsh Other (2)	White Marsh, MD	N/A
	North Dartmouth	North Dartmouth, MA	135,000
December 29, 2008	Greenwich Avenue	Greenwich, CT	7,000	7.2	(3)

			279,000	$46.0

(1)	On September 25 and 30, 2008, we completed exchange transactions whereby we sold our fee interest in four land parcels that were subject to long-term ground leases with tenants and acquired the fee interest in two land parcels under our Bethesda Row property. Three of the land parcels sold were in White Marsh, MD, and one parcel was in North Dartmouth, MA. Prior to the transactions, the land parcels at Bethesda Row were encumbered by capital lease obligations which were extinguished as part of the transactions.
(2)	This land parcel was subject to a ground lease covering 50,000 square feet of office space not included in our gross leasable area.
(3)	We sold one of two retail buildings located in Greenwich, CT.

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2008

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA (5)	Grocery Anchor (5)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	(6)	Washington, DC-MD-VA	1993-2006/2008	$189,477	$25,465	521,000	95%	91%	$41.13	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(7)	Washington, DC-MD-VA	1965	70,281		334,000	95%	92%	29.78	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,223		37,000	77%	77%	19.12
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,954		143,000	99%	97%	26.74	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,147	33,128	248,000	96%	96%	29.15			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,344		119,000	66%	66%	33.15			Borders / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	1993	24,003		209,000	93%	93%	22.35			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,649		73,000	100%	100%	42.80	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,820		386,000	99%	99%	17.54	61,000	Giant Food	Marshalls
Leesburg Plaza	(8)	Washington, DC-MD-VA	1998	34,234		236,000	99%	99%	21.33	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	32,409		268,000	97%	97%	25.96	58,000	Giant Food	Bally Total Fitness / Loehmann's
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	44,298		308,000	100%	100%	22.50			Toys R Us / Bally Total Fitness / AC Moore / Filene's Basement
Mount Vernon/South Valley/ 7770 Richmond Hwy	(8)	Washington, DC-MD-VA	2003-2006	77,078	11,640	565,000	95%	95%	15.07	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym
Old Keene Mill		Washington, DC-MD-VA	1976	6,087		92,000	99%	99%	27.31	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	28,225		227,000	100%	100%	17.76	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	87,802		296,000	99%	99%	33.44	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW / Cost Plus World Market
Pike 7		Washington, DC-MD-VA	1997	34,835		164,000	100%	100%	31.13			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,990		248,000	85%	85%	20.05	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,278		182,000	99%	99%	32.09			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,228		N/A	96%	96%	N/A
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,314		49,000	94%	94%	35.90			Petco
Tower		Washington, DC-MD-VA	1998	19,767		112,000	69%	69%	25.43			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	3,667	6,070	49,000	98%	98%	37.89			Trader Joes
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	50,318	6,259	244,000	98%	98%	30.59	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,686	25,773	85,000	100%	100%	69.19	20,000	Balducci's	CVS

		Total Washington Metropolitan Area		973,114		5,195,000	95%	95%	27.13
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,390	30,633	409,000	100%	100%	15.11	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,089		46,000	100%	100%	24.49			Midway Theatre
Fresh Meadows		New York, NY	1997	68,768		403,000	99%	99%	24.41	15,000	Island of Gold	Filene's Basement / Kohl's / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,793	15,595	133,000	98%	98%	24.05	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,563		279,000	100%	100%	19.06			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,605	24,456	248,000	100%	100%	16.45	54,000	Waldbaum's	Kohl's / Marshalls
Mercer Mall	(6)	Trenton, NJ	2003	105,067	55,664	501,000	99%	99%	19.80	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	23,739		207,000	86%	86%	17.13	64,000	Pathmark

		Total New York / New Jersey		397,014		2,226,000	98%	98%	19.51
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,060		267,000	94%	94%	13.58	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,211		280,000	100%	100%	17.01	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,706		268,000	99%	99%	14.51	47,000	Genuardi's	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,889		111,000	89%	89%	13.71	53,000	Genuardi's	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,397		191,000	87%	43%	20.69	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	18,963		216,000	97%	97%	14.14	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,626	29,322	353,000	100%	100%	17.83	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,524		285,000	92%	92%	10.62			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,125		124,000	87%	87%	9.86	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,152		216,000	99%	99%	19.21			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	36,213	29,882	255,000	97%	97%	23.88	98,000	Genuardi's	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		260,866		2,566,000	96%	92%	16.09
New England
Assembly Square		Boston-Cambridge-Quincy, MA-NH	2005-2008	137,237		332,000	100%	100%	16.25			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	29,019	8,101	222,000	91%	91%	10.16	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	31,228		242,000	89%	88%	14.69	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	141,291		214,000	83%	83%	41.34	50,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	13.80	48,000	Stop & Shop

Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,650		149,000	100%	100%	15.03	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,693		171,000	94%	94%	10.53	55,000	Super Stop & Shop	Kmart

		Total New England		377,486		1,378,000	93%	93%	17.72
Baltimore
Governor Plaza		Baltimore, MD	1985	22,009		269,000	100%	100%	15.10	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	26,609		402,000	98%	98%	12.07	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(10)	Baltimore, MD	2007	94,411	60,016	298,000	100%	98%	20.48			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,570		52,000	100%	100%	36.26
White Marsh Plaza		Baltimore, MD	2007	24,927	10,122	80,000	98%	98%	18.97	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	31,926		49,000	100%	92%	21.84

		Total Baltimore		227,452		1,150,000	99%	98%	16.94

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2008

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA (5)	Grocery Anchor (5)	Other Principal Tenants
				(in thousands)	(in thousands)
Chicago
Crossroads		Chicago, IL	1993	23,915		173,000	71%	71%	19.24			Golfsmith /Guitar Center
Finley Square		Chicago, IL	1995	31,290		315,000	98%	98%	10.05			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	11,524		140,000	100%	100%	12.64	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	13,690		129,000	92%	92%	13.59	77,000	Dominick's

		Total Chicago		80,419		757,000	91%	91%	12.84
South Florida
Courtyard Shops	(11)	Miami-Ft Lauderdale	2008	38,789	7,731	130,000	92%	92%	18.48	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	53,861		178,000	89%	86%	18.41	44,000	Winn Dixie	CVS

		Total South Florida		92,650		308,000	90%	89%	18.44
East Region - Other
Barracks Road		Charlottesville, VA	1985	45,314	41,368	488,000	94%	94%	20.17	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	26,614		272,000	86%	86%	12.06	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	25,046		153,000	97%	97%	19.59			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,726		217,000	99%	99%	11.28	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,936		36,000	100%	100%	53.00			Saks Fifth Avenue
Lancaster	(12)	Lancaster, PA	1980	10,840	4,907	107,000	94%	94%	15.24	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,522	5,865	169,000	97%	97%	11.43	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	75,967		476,000	87%	87%	16.09	60,000	Kroger	Old Navy / Staples / Ross

		Total East Region - Other		245,965		1,918,000	92%	92%	16.60

		Total East Region		2,654,966		15,498,000	95%	94%	20.49

West Region
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,672		68,000	99%	99%	36.63			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,995	21,214	242,000	92%	92%	19.40	58,000	Save Mart	Loehmann's / Rite Aid
Escondido	(13)	San Diego, CA	1996	28,364		222,000	95%	95%	23.09			Cost Plus World Market / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	100%	100%	26.64			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,416		22,000	100%	100%	32.49
Hollywood Blvd	(14)	Los Angeles-Long Beach, CA	1999	39,103		153,000	85%	85%	21.30			DSW / L.A. Fitness
Kings Court	(8)	San Jose, CA	1998	11,576		79,000	99%	99%	25.83	25,000	Lunardi's Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	34,053		95,000	95%	95%	30.65			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	507,681		563,000	98%	98%	44.07			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	76,807		211,000	99%	99%	58.70			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,164		645,000	96%	96%	13.31	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,509		102,000	98%	98%	39.72			Brooks Brothers / H & M

		Total California		951,309		2,453,000	96%	96%	29.71
West Region - Other
Houston St		San Antonio, TX	1998	67,410		168,000	76%	76%	19.68			Hotel Valencia

		Total West Region		1,018,719		2,621,000	95%	95%	29.13

Grand Total				$3,673,685	$453,211	18,119,000	95%	94%	$21.75

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, "occupied" refers to spaces where the lease term and obligation to pay rent have commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(6)	Portion of property subject to capital lease obligation.
(7)	The Trust has a 64.1% ownership interest in the property.
(8)	Property owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	50% of the ownership of this property is in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(11)	In connection with the acquisition of this property, we entered into a Reverse Section 1031 like-kind exchange agreement with third party intermediaries. Since we control the respective property and retain all of the economic benefits and risks associated with it, we consolidate the property and its operations.
(12)	Property subject to capital lease obligation.
(13)	The Trust has a 70% ownership interest in the property.
(14)	The Trust has a 90% ownership interest in the property.

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2008

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2008	74	100%	329,622	$21.62	$19.18	$803,054	13%	24%	5.0	$1,733,441	$5.26
3rd Quarter 2008	68	100%	351,310	$25.03	$20.28	$1,669,056	23%	42%	7.8	$2,728,958	$7.77
2nd Quarter 2008	84	100%	239,207	$36.39	$29.21	$1,717,881	25%	42%	7.3	$2,316,197	$9.68
1st Quarter 2008	74	100%	268,608	$29.29	$23.73	$1,494,431	23%	37%	6.3	$2,209,591	$8.23

Total -12 months	300	100%	1,188,747	$27.33	$22.55	$5,684,422	21%	36%	6.7	$8,988,187	$7.56

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2008	15	20%	67,903	$28.76	$24.20	$309,272	19%	37%	8.7	$1,583,441	$23.32
3rd Quarter 2008	26	38%	93,768	$43.16	$29.76	$1,257,073	45%	65%	9.0	$2,224,958	$23.73
2nd Quarter 2008	31	37%	115,097	$34.23	$26.46	$894,253	29%	47%	8.5	$1,770,940	$15.39
1st Quarter 2008	28	38%	106,860	$36.64	$28.39	$880,956	29%	44%	7.9	$2,204,591	$20.63

Total -12 months	100	33%	383,628	$36.12	$27.41	$3,341,553	32%	49%	8.5	$7,783,930	$20.29

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2008	59	80%	261,719	$19.76	$17.88	$493,783	11%	20%	3.6	$150,000	$0.57
3rd Quarter 2008	42	62%	257,542	$18.43	$16.83	$411,983	10%	25%	6.7	$504,000	$1.96
2nd Quarter 2008	53	63%	124,110	$38.40	$31.76	$823,628	21%	38%	6.2	$545,257	$4.39
1st Quarter 2008	46	62%	161,748	$24.44	$20.65	$613,475	18%	30%	4.7	$5,000	$0.03

Total - 12 months	200	67%	805,119	$23.15	$20.24	$2,342,869	14%	28%	5.3	$1,204,257	$1.50

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2008	78	334,127	$21.92	5.0	$1,898,706	$5.68
3rd Quarter 2008	76	369,323	$26.12	8.1	$3,721,035	$10.08
2nd Quarter 2008	90	253,048	$36.40	7.5	$2,940,855	$11.62
1st Quarter 2008	85	295,646	$30.61	6.4	$3,005,202	$10.16

Total - 12 months	329	1,252,144	$28.14	6.9	$11,565,798	$9.24

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

December 31, 2008

Assumes no exercise of lease options

Year	Anchor Tenants (1)			Small Shop Tenants			Total
	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	329,000	3%	$13.04	799,000	11%	$26.59	1,128,000	7%	$22.64
2010	617,000	6%	$12.99	970,000	13%	$27.40	1,587,000	9%	$21.80
2011	830,000	9%	$13.84	1,142,000	15%	$30.48	1,972,000	12%	$23.48
2012	1,028,000	11%	$12.88	1,081,000	15%	$31.13	2,109,000	12%	$22.24
2013	1,054,000	11%	$15.02	1,016,000	14%	$31.46	2,070,000	12%	$23.09
2014	1,349,000	14%	$15.26	512,000	7%	$34.13	1,862,000	11%	$20.44
2015	467,000	5%	$15.60	447,000	6%	$28.22	914,000	5%	$21.77
2016	384,000	4%	$17.85	416,000	6%	$30.86	800,000	5%	$24.61
2017	623,000	7%	$17.18	433,000	6%	$30.86	1,056,000	6%	$22.79
2018	619,000	6%	$11.26	322,000	4%	$33.76	941,000	6%	$18.96
Thereafter	2,260,000	24%	$16.67	306,000	3%	$37.74	2,565,000	15%	$19.19

Total (3)	9,560,000	100%	$14.95	7,444,000	100%	$30.49	17,004,000	100%	$21.75

Assumes all lease options are exercised

Year	Anchor Tenants (1)			Small Shop Tenants			Total
	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	203,000	2%	$11.34	481,000	6%	$27.48	684,000	4%	$22.69
2010	136,000	1%	$10.25	522,000	7%	$30.16	658,000	4%	$26.05
2011	163,000	3%	$7.98	664,000	9%	$29.06	827,000	5%	$24.90
2012	268,000	3%	$14.53	625,000	8%	$32.25	893,000	5%	$26.93
2013	127,000	1%	$15.27	529,000	7%	$31.29	657,000	4%	$28.14
2014	274,000	3%	$12.72	461,000	6%	$33.37	735,000	4%	$25.67
2015	189,000	2%	$17.17	424,000	6%	$25.98	613,000	4%	$23.27
2016	125,000	1%	$20.50	413,000	6%	$31.67	538,000	3%	$29.07
2017	127,000	1%	$26.65	540,000	7%	$30.20	667,000	4%	$29.52
2018	310,000	3%	$14.85	479,000	6%	$34.42	789,000	5%	$26.73
Thereafter	7,638,000	80%	$15.03	2,306,000	32%	$30.24	9,943,000	58%	$18.56

Total (3)	9,560,000	100%	$14.95	7,444,000	100%	$30.49	17,004,000	100%	$21.75

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2008.
(3)	Represents occupied square footage as of December 31, 2008.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2008

Overall Portfolio Statistics (1)

Type	At December 31, 2008			At December 31, 2007
	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,119,000	17,220,000	95.0%	18,195,000	17,595,000	96.7%
Residential Properties (3) (units)	903	857	94.9%	723	685	94.7%

Same Center Statistics (1)

Type	At December 31, 2008			At December 31, 2007
	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	16,804,000	16,039,000	95.4%	17,086,000	16,569,000	97.0%
Residential Properties (3) (units)	723	687	95.0%	723	685	94.7%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio and Same Center statistics at December 31, 2008 and 2007 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Overall portfolio statistics as of December 31, 2008, include the 180 residential units at Arlington East (Bethesda Row) which were first delivered in May 2008 and continued to be delivered through 2008.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2008

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,640,000		2.61%	647,000		3.57%	15
2	Ahold USA, Inc.	$8,369,000		2.26%	571,000		3.15%	11
3	TJX Companies	$6,984,000		1.89%	540,000		2.98%	15
4	Safeway, Inc.	$6,719,000		1.82%	481,000		2.65%	9
5	Gap, Inc.	$6,438,000		1.74%	220,000		1.21%	11
6	CVS Corporation	$5,643,000		1.53%	179,000		0.99%	16
7	Barnes & Noble, Inc.	$4,725,000		1.28%	201,000		1.11%	8
8	OPNET Technologies, Inc.	$3,645,000		0.99%	83,000		0.46%	2
9	Best Buy Stores, L.P.	$3,457,000		0.93%	99,000		0.55%	3
10	Staples, Inc.	$3,376,000		0.91%	187,000		1.03%	9
11	DSW, Inc	$3,263,000		0.88%	125,000		0.69%	5
12	Supervalu Inc.(Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,213,000		0.87%	338,000		1.87%	7
13	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,144,000		0.85%	73,000		0.40%	16
14	Borders Group, Inc.	$2,901,000		0.78%	129,000		0.71%	5
15	Home Depot, Inc.	$2,832,000		0.77%	335,000		1.85%	4
16	Kohl’s Corporation	$2,793,000		0.76%	322,000		1.78%	3
17	Wakefern Food Corporation	$2,693,000		0.73%	136,000		0.75%	2
18	Ross Stores, Inc.	$2,672,000		0.72%	149,000		0.82%	5
19	Bank of America, N.A.	$2,526,000		0.68%	64,000		0.35%	18
20	Container Store, Inc.	$2,496,000		0.67%	52,000		0.29%	2
21	A.C. Moore, Inc.	$2,483,000		0.67%	141,000		0.78%	6
22	L.A. Fitness International LLC	$2,388,000		0.65%	117,000		0.65%	3
23	AMC Entertainment Inc.	$2,378,000		0.64%	166,000		0.92%	4
24	Dollar Tree Stores, Inc.	$2,357,000		0.64%	158,000		0.87%	14
25	PETsMART, Inc.	$2,240,000		0.61%	130,000		0.72%	5

	Totals - Top 25 Tenants	$99,375,000		26.88%	5,643,000		31.15%	198

	Total: (1)	$369,894,000	(2)		18,119,000	(3)		2,449

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of December 31, 2008.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

December 31, 2008

	2008 Guidance
	($ millions except per share amounts) (1)(2)
Net income	$114	to	$122
Gain on sale of real estate	0		0
Depreciation and amortization of real estate & real estate partnership assets	103		103
Amortization of initial direct costs of leases	8		8

Funds from operations	226		233
Dividends on preferred stock	(1)		(1)
Income attributable to operating partnership units	1		1

Funds from operations available for common shareholders	226	to	233

Weighted Average Shares (diluted)	59.6

Funds from operations available for common shareholders per diluted share	$3.80		$3.92

Note:

(1)	Individual items may not add up to total due to rounding.
(2)	Guidance for 2009 assumes an $8 million to $9 million ($0.13 to $0.15 diluted per share) impact of addressing our fourth quarter 2009 debt maturities significantly prior to the actual maturity dates. The Trust’s 2009 guidance does not include potential damages associated with the lawsuit related to a property adjacent to Santana Row as further described in Note E (Commitments and Contingencies) of the Trust’s most recent Form 10-Q.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

December 31, 2008

CONSOLIDATED INCOME STATEMENTS

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
	(in thousands) (unaudited)		(in thousands)
Revenues
Rental income	$4,789	$4,566	$18,896	$17,233
Other property income	49	97	215	333

	4,838	4,663	19,111	17,566
Expenses
Rental	917	911	3,181	2,864
Real estate taxes	521	431	2,004	1,614
Depreciation and amortization	1,222	1,171	4,792	4,471

	2,660	2,513	9,977	8,949

Operating income	2,178	2,150	9,134	8,617
Interest expense	(1,133)	(1,135)	(4,537)	(4,478)

Net income	$1,045	$1,015	$4,597	$4,139

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(in thousands)
ASSETS
Real estate, at cost	$202,519	201,641
Less accumulated depreciation and amortization	(14,609)	(9,894)

Net real estate	187,910	191,747
Cash and cash equivalents	2,604	1,453
Other assets	7,066	7,173

TOTAL ASSETS	$197,580	$200,373

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$81,365	$81,540
Other liabilities	7,363	8,691

Total liabilities	88,728	90,231
Partners’ capital	108,852	110,142

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$197,580	$200,373

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

December 31, 2008

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of December 31, 2008		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,080
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

	Total Fixed Rate Debt			$81,365

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2009	185	23,400	23,585	28.9%	28.9%
2010	196	—	196	0.2%	29.1%
2011	208	—	208	0.3%	29.4%
2012	220	—	220	0.3%	29.7%
2013	233	—	233	0.3%	30.0%
2014	142	22,396	22,538	27.7%	57.7%
2015	—	—	—	0.0%	57.7%
2016	—	34,385	34,385	42.3%	100.0%

Total	$1,184	$80,181	$81,365	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

December 31, 2008

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	34,059	$20,785	100,000	94%	94%	$20.96	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,842		279,000	99%	99%	13.78	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,078	13,080	96,000	92%	92%	17.67	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,979		475,000	97%	97%	15.97
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	100%	100%	15.74	46,000	Waldbaum's	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	100%	100%	15.74
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,513	10,500	124,000	96%	96%	12.90	63,000	Shaw's Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,127	11,000	116,000	100%	100%	12.22	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,917	12,400	129,000	97%	97%	11.87	38,000	Foodmaster	Marshalls

	Total New England		61,557		369,000	98%	98%	12.32

	Total East Region		202,519		950,000	97%	97%	14.53

Grand Totals			$202,519	$81,365	950,000	97%	97%	$14.53

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA to net income for the three months and year ended December 31, 2008 and 2007 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Net income	$33,725	$122,168	$129,787	$195,537
Depreciation and amortization	29,230	26,509	111,068	105,966
Interest expense	24,997	27,642	99,163	117,394
Other interest income	(253)	(333)	(919)	(1,337)

EBITDA	87,699	175,986	339,099	417,560
Gain on sale of real estate	(5,134)	(95,819)	(12,572)	(94,768)

Adjusted EBITDA	$82,565	$80,167	$326,527	$322,792

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.